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Exhibit 10.6

TENANT: XTENT, INC.

LEASE

TABLE OF CONTENTS

ARTICLE	TITLE	PAGE
1	Premises and Term	1
2	Rent	4
3	Landlord's Work—Tenant's Work	5
4	Streets	7
5	Utility Services	7
6	Assignment—Change of Ownership	7
7	Tenant's Additional Agreements	9
8	Use of Premises	11
9	Indemnity and Public Liability Insurance	11
10	Fire Insurance and Casualty	12
11	Repair	14
12	Fixtures & Alterations	16
13	Remedies	17
14	Bankruptcy	18
15	Surrender of Premises	19
16	Eminent Domain	19
17	Real Property Taxes	20
18	Common Area, Parking Facilities	21
19	Miscellaneous	22

BUSINESS PARK LEASE

        THIS LEASE is made this 15th day of September, 2003, between 125 CONSTITUTION ASSOCIATES, L.P. a California limited partnership, herein referred to as "Landlord", and XTENT, INC:, a Delaware corporation, herein referred to as "Tenant".

WITNESSETH:

ARTICLE 1—Premises and Term

        Section 1.1.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises consisting of approximately 14,551 rentable square feet (including Tenant's prorata share of building common areas) located on the first floor of the approximately 64,491 square foot building located at 125 Constitution Drive, Menlo Park, California (as described in Exhibit "A" and located substantially as shown on Exhibit "B" attached hereto), upon and subject to the terms and provisions of this Lease for a demised term of approximately Forty Two (42) calendar months (plus any partial period prior to the commencement of the first full calendar month), commencing one (1) day after substantial completion of the Tenant Improvements described in Article 3, as certified by Landlord and Landlord's Contractor, with all approvals and permits from the appropriate governmental authorities required for the legal occupancy of the demised premises based on the substantial completion of the Tenant Improvements having been obtained (the "Commencement Date"), and ending on the last day of the Forty Second (42nd) calendar month (exclusive of such partial period, if any) after such commencement. Landlord shall use commercially reasonable efforts to deliver the demised premises to Tenant with the Tenant Improvements substantially completed on or before November 30, 2003.

        Subject to the following conditions, in the event Landlord has not commenced construction of the Tenant Improvements in the demised premises on or before November 1, 2003 (the "Anticipated TI Commencement Date"), or has not substantially completed the construction of the Tenant Improvements in the demised premises on or before December 15, 2003 (the "Anticipated TI Completion Date"), then Tenant shall have, as its sole and exclusive remedy (unless Landlord has not used its commercially reasonable efforts as required above), the one (1) time right to terminate this Lease upon written notice given to Landlord within three (3) days after the Anticipated TI Commencement Date or Anticipated TI Completion Date, as the case may be; provided that (i) Tenant shall submit Tenant's final Plans to Landlord for Landlord's approval on or before August 26, 2003; and shall make any needed corrections thereto such that Landlord can submit the Plans for permits on or before August 27, 2003, (ii) once Landlord has approved Tenant's final Plans and has submitted such Plans to the appropriate governmental agencies for permits, Tenant and Tenant's Architect shall diligently pursue all such required approvals including immediately responding to requests and/or making modifications to the Plans as required by the appropriate governmental agencies (and including bearing the cost of an outside plan checker subject to the allowance); and if Tenant does not submit Tenant's final Plans to Landlord for Landlord's approval on or before August 26, 2003, or make any needed corrections such that Landlord can submit the Plans for permits on or before August 27, 2003, or if Tenant (or Tenant's Architect) does not diligently pursue all the required approvals, then the Anticipated TI Commencement and Completion Dates shall be extended on a day for day basis by the number of days of delay caused by Tenant's failure to timely perform such obligations; (iii) Tenant's final Plans as submitted to the appropriate governmental agencies shall not require a use permit and, if a use permit is required, Tenant shall modify the Plans within five (5) days of notice that such a use permit is required to eliminate the need for the same; and (iv) if Tenant requests extra work and/or a change order, or if Tenant accesses the demised premises to install fixtures and equipment therein as described below, which results in a delay in substantially completing the Tenant Improvements, then the Anticipated TI Completion Date shall be extended on a day for day basis by the number of days of any such delay.

        Tenant shall have the right to access the demised premises for the purposes of installing Tenant's fixtures and equipment during the two (2) weeks prior to the Commencement Date. From and after the date Tenant first accesses any portion of the demised premises, all of the provisions of this Lease (other than the obligation to pay rent) shall be applicable notwithstanding that the demised term has not yet commenced. Specifically, but without limitation, Tenant's and Landlord's obligations with respect to insurance and indemnities shall be operable as of the date Tenant accesses any portion of the demised premises, and Tenant shall provide certificates of insurance for the insurance required of Tenant pursuant to Articles 9 and 10 of this Lease prior to accessing any portion of the demised premises.

        Tenant shall indemnify Landlord and all occupants of the building of which the demised premises (the "building") is a part against any and all claims arising out of Tenant's access and/or work or other activity in the demised premises. Tenant agrees that such access and installation of fixtures and equipment will not interfere with or delay Landlord's completion of the Tenant Improvements and that any such delay caused by such access or installation shall not delay the commencement of the demised term or the payment of rent hereunder.

        Section 1.2.    Provided this Lease is in full force and effect and Tenant is not, at the time of giving the notice described below or at any time thereafter until commencement of the option term, in default under any of the terms, conditions and covenants of this Lease, and subject to the terms and conditions set forth herein, Tenant shall be granted the option to extend the term of this Lease for one (1) consecutive period of twenty-four (24) months (the "option term") as provided below:

          (a)   Tenant shall notify Landlord in writing of Tenant's exercise of the option to extend the Lease not less than six (6), nor more than nine (9), full calendar months prior to the expiration of the initial term;

          (b)   The option term will commence on the day after the expiration of the initial term and shall terminate twenty-four (24) months later;

          (c)   There shall be no further option to extend and there shall be no Tenant Allowance;

          (d)   The option to extend can be exercised only by XTent, Inc. for its sole use of the demised premises and may not be transferred or assigned to any sublessee, assignee or other party, nor may this option be exercised by XTent, Inc. for the use of the demised premises by any sublessee, assignee or party other than XTent, Inc., except for subleases of less than fifty percent (50%) of the demised premises in the aggregate and except that the option can be transferred to a Permitted Transferee described in Section 6.F. hereof;

          (e)   The then current payments for additional rent shall continue to be adjusted during the option term pursuant to the provisions of this Lease;

          (f)    The base rent as described hereinbelow for each year of the option term shall (subject to the provisions hereof) equal ninety-five percent (95%) of the Fair Market Rental Value (hereinafter defined). "Fair Market Rental Value" shall mean the market rent, including annual increases (if any), being charged on the first day of the option term for similar space in buildings of comparable quality as the building in which the demised premises is situate which are located in similar areas of the Cities of Menlo Park and Palo Alto. In determining the Fair Market Rental Value comparable transactions shall be considered, including without limitation, length of lease term, landlord and tenant inducements and rent increases, if and to the extent then a part of market conditions. The rent on comparable leases shall be adjusted to reflect the value or cost of such inducements since neither Landlord nor Tenant shall have any obligation to pay or perform any such inducements (except for rent increases if applicable). For purposes of the determination of Fair Market Rental Value it shall be assumed the Landlord and Tenant are each ready, willing and able to enter into such a lease but are under no compulsion to do so.

        Within twenty (20) calendar days after Tenant's written notice of exercise, Tenant shall advise Landlord of its estimate of the Fair Market Rental Value for the demised premises. Landlord, within twenty (20) calendar days thereafter, shall advise Tenant in writing of its estimate of the Fair Market Rental Value. During the next twenty (20) calendar days the parties shall meet and confer for the purpose of agreeing upon Fair Market Rental Value. If the parties are then unable to agree, then the Fair Market Rental Value shall be determined by an appraisal as herein set forth and the Fair Market Rental Value as so determined shall be binding upon Landlord and Tenant. Within ninety (90) calendar days after the Tenant's notice of exercise, Landlord and Tenant shall each appoint an appraiser and notify the other patty in writing of its choice. Thereupon, the two appraisers so elected shall elect a third appraiser within thirty (30) calendar days of their appointment, unless during such period the two appraisers shall have agreed upon a Fair Market Rental Value, or have reconciled their appraisals to within ten percent (10%) of each other in which event the average of the two appraisals will be the Fair Market Rental Value, in which case their determination shall be final and binding. If the two appraisers shall be unable to agree upon a third appraiser, then the Landlord and Tenant shall immediately request the Presiding Judge of the San Mateo County Superior Court to make such selection. The three appraisers shall meet and confer for a period not to exceed sixty (60) calendar days and the determination of Fair Market Rental Value by a majority of the three shall be final and binding. In the event that a majority cannot agree, then the third (neutral) appraiser shall direct each of the party appraisers to review their appraisals for a period of seven (7) calendar days and return to a meeting of the three appraisers within five (5) calendar days thereafter with each respective party appraiser having indicated their final appraisal of Fair Market Rental Value in a sealed envelope and signed by that appraiser. The third appraiser will do the same. The envelopes will be opened in the presence of the three appraisers and the Fair Market Rental Value of the party appraiser which is closest to the Fair Market Rental Value of the third appraiser will be the final Fair Market Rental Value and binding on the parties. Each party shall bear the cost of the appraiser selected by it and the cost of the third appraiser shall be shared equally (including all costs associated with an appointment by the Superior Court of San Mateo, if applicable, regardless of which party filed the application). To be appointed as an appraiser the person so appointed shall hold the professional designation of MAI awarded by the American Institute of Real Estate Appraisers or such designation as may then be the preeminent professional designation, hold any licenses which may then be required by law, and have at least five (5) years current experience appraising commercial/light industrial properties in San Mateo County.

        Notwithstanding the foregoing to the contrary, in no event shall the base rent for each year of the option term be reduced below the base rent payable by Tenant for the last year (or partial year) of the original demised term.

        When the base rent for the option term is determined pursuant to the above provisions, the parties shall promptly execute an amendment to this Lease stating the base rent to be paid during the option term. In the event Tenant has retained the services of a real estate broker to represent Tenant during the negotiations of the option term, it is expressly understood that Landlord shall have no obligation for the payment of all or any part of a real estate commission or other brokerage fee to Tenant's real estate broker in connection therewith. Tenant shall be solely responsible for the payments of fees for services rendered to Tenant by such broker in connection with the option term.

        Section 1.3.    The demised premises is presently occupied by an existing tenant pursuant to a lease which is in full force and effect. Landlord represents and warrants that concurrently with or prior to the execution of this Lease, Landlord has entered into an agreement with such existing tenant to terminate such lease effective no later than thirty (30) days after the date Landlord gives notice to terminate to the existing tenant (which notice Landlord shall provide to the existing tenant immediately after full execution and delivery of this Lease by Landlord and Tenant). This Lease and the obligations of Tenant and Landlord hereunder are expressly conditioned upon the vacation of the demised premises by the existing tenant. In the event that the existing tenant fails to surrender and vacate the demised premises on or before October 31, 2003, despite Landlord's timely notice to vacate, Landlord shall have the right to terminate this Lease unless Tenant accepts such delay and agrees to an extension of the Anticipated TI Commencement and Completion Dates in Section 1.1. needed to accommodate such delay.

ARTICLE 2—Rent

        Section 2.1.    Tenant covenants and agrees to pay to Landlord without set-off, recoupment, deduction or demand of any nature whatsoever, base rent for each year during the demised term as follows: for the first year of the demised term, the amount of One Hundred Sixty Two Thousand Three Hundred Eighty Nine and 16/100 Dollars ($162,389.16) per annum, payable in twelve (12) equal monthly installments of Thirteen Thousand Five Hundred Thirty Two and 43/100 Dollars ($13,532.43); for the second year of the demised term, the amount of One Hundred Sixty Seven Thousand Two Hundred Sixty and 831100 Dollars ($167,260.83) per annum, payable in twelve (12) equal monthly installments of Thirteen Thousand Nine Hundred Thirty Eight and 40/100 Dollars ($13,938.40); for the third year during the demised term, the amount of One Hundred Seventy Two Thousand Two Hundred Seventy Eight and 65/100 Dollars ($172,278.65) per annum, payable in twelve (12) equal monthly installments of Fourteen Thousand Three Hundred Fifty Six and 551100 Dollars ($14,356.55); and for the remainder of the demised term the amount of One Hundred Seventy Seven Thousand Four Hundred Forty Seven Dollars ($177,447.00) per annum, payable in twelve (12) equal monthly installments of Fourteen Thousand Seven Hundred Eighty Seven and 25/100 Dollars ($14,787.25). Base rent shall be paid monthly in advance on the first (1st) day of each calendar month.

        Section 2.2.    For the purpose of this Lease, a year shall be twelve (12) calendar months, commencing with the first day of the first full calendar month of the demised term and the succeeding anniversaries thereof. For any period prior to the commencement of the first year or subsequent to the end of the last year of the demised term, rent shall be prorated on the basis of the rental rate then payable.

        Section 2.3.    All sums payable and all statements deliverable to Landlord by Tenant under this Lease shall be paid and delivered to 125 Constitution Associates, L.P. at Sixty 31st Avenue, San Mateo, California 94403-3497, or at such other place as Landlord may from time to time direct by notice to Tenant and all such sums shall be paid in lawful money of the United States.

        Section 2.4.    Upon execution of this Lease, Tenant shall pay to the Landlord the following:

          (A)  Thirteen Thousand Five Hundred Thirty Two and 43/100 Dollars ($13,532.43) which shall be applied by Landlord to the first base rent to become due and payable under this Lease, and

          (B)  Fourteen Thousand Seven Hundred Eighty Seven and 25/100 Dollars ($14,787.25) which shall be held as a Security Deposit pursuant to the terms of Section 19.9.

        Section 2.5.    In addition to base rent under Section 2.1., all other payments to be made under this Lease by Tenant to Landlord shall be deemed to be and shall become additional rent hereunder, whether or not the same to be designated as such, and shall be included in the term "rent" wherever used in this Lease; and, unless another time shall be expressly provided for the payment thereof, all rent and additional rent shall be due and payable together with the next succeeding installment of base rent; and Landlord shall have the same remedies for failure to pay the same as for a nonpayment of base rent.

        Section 2.6.    Any amount due from Tenant to Landlord that is not paid when due shall bear interest at the lesser of eight percent (8%) or the highest rate then permitted to be charged on late payments under leases under California law; provided, however, the payment of any such interest shall not excuse or cure the default upon which such interest accrued. Tenant acknowledges and agrees that payment of such interest on late payments is reasonable compensation to Landlord for the additional costs incurred by Landlord caused by such late payment, including, but not limited to, collection and administration expenses and the loss of the use of the money that was late in payment.

ARTICLE 3—Landlord's Work—Tenant's Work

        Section 3.1.    Landlord shall provide certain leasehold improvements ("Tenant Improvements") to be made to the demised premises. The plans and specifications for the Tenant Improvements (the "Plans") have been prepared under the direction of Vitae (the "Architect") and have been approved by Landlord and Tenant and made a part hereof as Exhibit C. Landlord shall contribute toward the cost of the Tenant Improvements the lesser of (i) the actual cost of the Tenant Improvements, or (ii) One Hundred Seventy Four Thousand Six Hundred Twelve Dollars ($174,612.00). To the extent the cost of the Tenant Improvements exceeds $174,612.00, pursuant to the preceding sentences, Tenant shall reimburse Landlord such excess within fifteen (15) days following invoicing by Landlord to Tenant for the portion of the work in excess of $174,612.00 completed in accordance with invoices paid by Landlord for such work; provided that if the excess is estimated to exceed the amount of Twenty Five Thousand Dollars ($25,000.00). Tenant shall pay such amount to Landlord prior to the commencement of construction with a final reconciliation being made within fifteen (15) days following the completion of construction.

        Immediately following approval of the Plans, Landlord shall apply for all requisite building permits and approvals for construction of the Tenant Improvements in accordance with the Plans. The contractor selected to perform the Tenant Improvements is W. L. Butler (the "Contractor"). Promptly following issuance of building permits, or on such earlier date permitted under law (e.g., demolition work), Landlord shall cause the Contractor to commence construction of the Tenant Improvements and diligently prosecute the same to completion in a good and workmanlike manner in accordance with the Plans and in accordance with applicable laws, including the Americans with Disabilities Act ("ADA").

        Neither party shall have the right to require extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed. All change orders shall specify any change in the cost as a consequence of the change order. The commencement of Tenant's obligation to pay rent pursuant to the terms of this Lease shall not be delayed as a result of extra work or a change order requested by Tenant.

        As used in this Section 3.1., the cost of providing the Tenant Improvements shall include all soft costs, including without limitation, architect's fees, fees for permits, consulting engineer fees, contractor fees, inspection fees, fees for testing services and fees for processing and completing changes to the Plans, in addition to actual hard costs of construction. Landlord agrees that it shall not charge any supervision fee or registration fee for Landlord's or its construction manager's time spent in supervising or monitoring the construction of the Tenant Improvements. In addition, the cost of the Tenant Improvements shall not include and Landlord shall be solely responsible for (and Tenant shall have no responsibility for, and the Tenant Improvement allowance described above shall not be used towards) the following: (a) costs attributable to improvements installed outside the demising walls of the demised premises unless such are part of the Tenant Improvements; (b) costs for improvements which are not shown on or described in the Plans unless otherwise approved by Tenant; (c) costs incurred to remove hazardous materials or substances from the demised premises or the surrounding area; (d) interest and other costs of financing construction costs; (e) costs recoverable by Landlord upon account of warranties and insurance; (f) the premium for Landlord's builder's risk insurance; (g) restoration costs in excess of insurance proceeds as a consequence of casualties, provided that the deductible (not to exceed $10,000.00) applicable to any casualty shall be included as part of the Tenant Improvements; and (h) wages, labor and overhead for overtime and premium time (unless approved by Tenant).

        Notwithstanding anything in this Lease to the contrary, Landlord shall (at its cost) be responsible for improvement work required to be performed in or on the exterior of the building, the Common Areas, the Parking Facilities, the structural portions of the building or portions of the building outside of the demised premises (i) to satisfy requirements of the Americans with Disabilities Act ("ADA") and (ii) to satisfy requirements of applicable laws, rules, codes and regulations applicable to such areas generally because of construction work being performed in the building (and not specifically in connection with or required as part of the Tenant Improvements due to the particular nature thereof); and Tenant (at its cost or as part of the Tenant Improvement allowance) shall be responsible for the cost of improvement work (i) in the interior of the demised premises required to be performed in connection with the Tenant Improvements to satisfy requirements of applicable laws, rules, codes and regulations (including the ADA), and (ii) in or on the exterior of the building, the Common Areas, the Parking Facilities, the structural portions of the building or portions of the building outside the demised premises, to satisfy requirements of applicable laws, rules, codes and regulations triggered specifically in connection with, or required as part of, the Tenant Improvements due to the particular nature thereof.

        Notwithstanding anything in this Lease to the contrary, Landlord shall (at its cost) replace the 20-ton air conditioning unit No. 5 ("A/C #5 Unit") serving the first floor of the building and, in the event Tenant exercises its option to lease the expansion space as provided in Section 19.21, the 15-ton air conditioning unit No. 6 ("A/C #6 Unit") serving the second floor of the building. Landlord shall use reasonable business efforts to replace the A/C #5 Unit prior to the Commencement Date and, if Tenant exercises its option to lease the expansion space, the A/C #6 Unit prior to delivery of possession of the expansion space to Tenant with the Tenant Improvements completed (in both instances, subject to Unavoidable Delays). Notwithstanding anything in this Lease to the contrary, no delay in the completion of the replacement of the A/C #5 Unit (or the A/C #6 Unit, if at all) shall delay the commencement of rent as to the demised premises or the expansion space, as the case may be. If Landlord does not replace the A/C #5 Unit prior to the Commencement Date or the A/C #6 Unit (if at all) prior to delivery of possession of the expansion space to Tenant with the Tenant Improvements completed, then Landlord shall replace such Unit(s) at a time which will cause the least amount of disruption to Tenant's business in the demised premises (i.e., on the weekend or before 8:00 am or after 6:00 pm).

        Except for the work described in this Section 3.1., and except as provided in Section 11.5 below, Tenant, upon substantial completion of such work as reasonably certified by the Architect, shall accept the demised premises in an "as is" condition subject to the punch list items described in the following sentence. Tenant shall, within thirty (30) days of certification by Landlord and Landlord's Contractor that the Tenant Improvements are substantially complete, notify Landlord and Contractor of any items of work that are defective or incomplete. Landlord shall thereafter diligently pursue on Tenant's behalf the correction or completion of said items.

        Section 3.2.    Any subsequent alterations, additions or improvements may be made pursuant to the provisions of Article 12 herein.

ARTICLE 4—Streets

        Section 4.1.    Tenant agrees to require employees, and to direct customers and other persons visiting Tenant, to park in the parking area provided in the Common Area (Article 18) as designated from time to time by Landlord and to allow Landlord to post the streets for no parking.

ARTICLE 5—Utility Services

        Section 5.1.    Landlord has at its own cost and expense secured the installation of water, gas, sanitary sewers and electrical services to the demised premises and made all necessary connections thereof to the building. Tenant shall pay all meter or service charges made by public utilities companies and shall pay for the water, gas and/or electricity used on the demised premises, and sewer use fees and charges whether ad valorum or not and any so called "sewer connection charges" based on increased wastewater discharge from the demised premises. Landlord shall (subject to reimbursement pursuant to Article 11) maintain such connections of utilities to the building.

        Section 5.2.    Landlord shall not be liable to Tenant for the failure of any utility services except to the extent caused by the negligence or willful misconduct of Landlord or its agents or contractors. If there is any interruption, failure, stoppage or interference of the utilities or services to the demised premises under the Lease as a direct result of (i) Landlord's negligence or willful misconduct; or (ii) damage to the system supplying such utilities or services and if, and to the extent, Landlord is entitled to make a claim under its casualty insurance for rental loss, and if such interruption continues for three (3) consecutive calendar days; then Tenant shall be entitled to an equitable abatement of rent to the extent of the interference with Tenant's use of the demised premises occasioned thereby.

ARTICLE 6—Assignment—Change of Ownership

  Section 6.1.

        A.    Except as otherwise provided herein, Tenant shall not, by operation of law or otherwise, transfer, assign, sublet, license, mortgage or hypothecate this Lease or the Tenant's interest in and to the demised premises without first procuring the written consent of Landlord, which consent shall not be unreasonably withheld. Any attempted transfer, assignment, subletting, license, mortgage or hypothecation without Landlord's written consent shall be void and confer no rights upon any third person. Nothing herein contained shall relieve Tenant from its covenants and obligations for the demised term. Tenant agrees to reimburse Landlord for Landlord's reasonable outside attorneys' fees incurred in conjunction with the processing and documentation of any such requested transfer, assignment, subletting, licensing, mortgage or hypothecation of this Lease or Tenant's interest in and to the demised premises (not to exceed $2,000.00 in the aggregate per request for consent). If Landlord consents to any assignment or sublease pursuant to this Article, Tenant shall pay Landlord, as additional rent:

          (a)   in the case of each and every assignment, an amount equal to one-half (1/2) of all monies, property, and other consideration of every kind whatsoever paid or payable to Tenant by the assignee for such assignment and for all property of Tenant transferred to the assignee as part of the transaction (including, but not limited to, fixtures, other leasehold improvements, furniture, equipment, and furnishings, but only to the extent such consideration exceeds the fair market value thereof), after subtracting all costs in connection with such assignment set forth in clauses (ii), (iii) and (iv) of subparagraph (b) below; and

          (b)   in the case of each and every sublease, one-half (1/2) of the amount by which all rent and/or other monies, property and consideration of every kind whatsoever paid or payable to Tenant by the subtenant under the sublease applicable to the leasehold interest (or other property in excess of the fair market value thereof), exceeds the sum of:

            (i)    all base rent and additional rent under this Lease accruing during the term of the sublease in respect of the subleased space (as reasonably determined by Landlord, taking into account the useable area of the premises demised under the sublease); plus

            (ii)   commissions actually paid by Tenant to procure the sublease to an independent third party licensed real estate broker, amortized over the term of the sublease, commencing with the date on which the sublease term commences; plus

            (iii)  third party attorneys' fees in connection with such sublease; plus

            (iv)  the actual cost of leasehold improvements undertaken by Tenant (subject to Landlord's prior written consent) solely to prepare the sublease space for the subtenant, amortized over the period of the term of the sublease, commencing with the date on which the sublease commences.

        B.    Each transfer, assignment, subletting, license, mortgage and hypothecation to which there has been consent shall be by an instrument in writing in form satisfactory to Landlord, and shall be executed by the transferor, assignor, sublessor, licensor, concessionaire, hypothecator or mortgagor and the transferee, assignee, sublessee, licensee, or mortgagee in each instance, as the case may be; and each transferee, assignee, sublessee, licensee, concessionaire or mortgagee shall agree in writing for the benefit of Landlord herein to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant for the applicable space and term, including the payment of all amounts due or to become due under this Lease directly to Landlord. One (1) executed copy of such written instrument shall be delivered to Landlord. Failure to first obtain in writing Landlord's consent or failure to comply with the provisions of this Article shall operate to prevent any such transfer, assignment, subletting, license, mortgage, or hypothecation from becoming effective.

        C.    Intentionally Deleted.

        D.    Landlord's rights to assign this Lease are and shall remain unqualified. Upon any sale of the demised premises and provided the purchaser assumes all obligations under this Lease, Landlord shall thereupon be entirely released of all obligations of Landlord hereunder accruing thereafter and shall not be subject to any liability accruing after such sale.

        E.    The consent of Landlord to any transfer, assignment, sublease, license, mortgage or hypothecation of this Lease is not and shall not operate as a consent to any future or further transfer, assignment, sublease, license, mortgage or hypothecation.

        F.     Notwithstanding anything to the contrary herein, Tenant may, without Landlord's prior written consent, sublet the demised premises or assign the Lease to a Permitted Transferee under the conditions contained herein. For the purposes hereof, a Permitted Transferee is defined as: (a) the parent corporation of Tenant; or (b) a subsidiary or affiliate of Tenant; or (c) any successor entity which results from a merger or consolidation (provided the net worth of the surviving entity is at least equal to the net worth of Tenant just prior to such merger or consolidation or the amount of Five Million Dollars ($5,000,000), whichever is greater; and further provided that all of the assets then held by Tenant remain or become assets of the surviving entity); or (d) a purchaser of all or substantially all of

Tenant's assets or stock as a going concern. Any such Permitted Transferee shall agree in writing, in form satisfactory to Landlord, to assume, to be bound by, and to perform the terms, covenants and conditions of this Lease to be done, kept and performed by Tenant, including the payment of all amounts due or to become due under this Lease directly to Landlord, without any modification of this Lease. Tenant shall provide Landlord with the following no later than ten (10) days prior to the effective date of the proposed transfer; (i) the name and address of the Permitted Transferee, and (ii) a copy of the proposed sublet or assignment agreement, and (iii) such reasonable information as may be requested by Landlord to substantiate that the proposed assignee or sublessee qualifies as a Permitted Transferee under the definition set forth hereinabove. Failure of Tenant to so provide Landlord with such information or a copy of the written instrument effecting the proposed sublease or assignment shall operate to prevent any such sublease or assignment from becoming effective and any such transaction shall be null and void. Nothing herein contained shall be construed as releasing Tenant from any of its liabilities or other obligations hereunder, including the payment of rent:

        None of the transactions permitted under this Section 6.F. shall require the consent of Landlord but Tenant shall notify Landlord in writing of the same as provided hereinabove.

ARTICLE 7—Tenant's Additional Agreements

        Section 7.1.    Tenant agrees at all times during the demised term to: (A) Keep the demised premises in a neat and clean condition. (B) Promptly remove all waste, garbage or refuse from the demised premises. (C) Subject to Section 3.1., promptly comply with all laws and ordinances and all rules and regulations of duly constituted governmental authorities affecting the demised premises, and the cleanliness, safety, use and occupation thereof, but this clause (C) shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require building-wide alterations or improvements required by code unless the same are made necessary by act or work performed by Tenant (other than the Tenant Improvements) or the nature of Tenant's business, in which event Tenant shall comply with the same as respects the demised premises. (D) Prevent the escape from the demised premises of all fumes, odors and other substances which are offensive or may constitute a nuisance or interfere with other tenants.

        Section 7.2.    Tenant agrees that it will not at any time during the demised term without first obtaining the Landlord's written consent: (A) Conduct or permit any fire, bankruptcy or auction sale in the demised premises. (B) Place on the exterior walls (including both interior and exterior surfaces of windows and doors), the roof of any buildings or any other part of the demised premises, any sign, symbol, advertisement, neon light, other light or other object or thing visible to public view outside of the demised premises. (C) Change the exterior color of the demised premises or of the building in which the same are situate, or any part thereof, or the color, size, location or composition of any sign, symbol or advertisement that may have been approved by Landlord. (D) Park, operate, load or unload, any truck or other delivery vehicle on any place other than the loading area designated for Tenant's use. (E) Use the plumbing facilities for any purpose other than that for which they were constructed or dispose of any foreign substance therein. (F) Install any exterior lighting or plumbing facilities, shades or awnings, amplifiers or similar devices, or use any advertising medium which may be heard or experienced outside the demised premises, such as loudspeakers, phonographs, or radio broadcasts. (G) Deface any portion of the building or improvements in which the demised premises are located, normal usage excepted. In the event any portion of the building is defaced or damaged, Tenant agrees to repair such damage. (H) Permit any rubbish or garbage to accumulate on the demised premises, or any part thereof, unless confined in metal containers so located as not to be visible to members of the public. (I) Install, maintain or operate any sign except as approved in writing by Landlord. Landlord shall allow Tenant to install, at Tenant's election and at Tenant's expense, Tenant's signage on a new monument sign for the building (which monument Landlord will, at Tenant's election, promptly construct subject to reimbursement by Tenant of Tenant's prorata share of such monument sign) and

Tenant's identification signage (i.e., name and logo) to replace the currently existing building signage for the demised premises, subject to Landlord's approval, in Landlord's reasonable discretion, as to the size, type, installation procedure and location of the sign, and subject to approval by the City of Menlo Park, California, and provided that at the expiration or sooner termination of this Lease, at Landlord's election, Tenant shall, at Tenant's sole cost and expense, remove such signage and repair any damage caused by such removal. (J) Store materials, supplies, equipment, finished products, raw materials or articles of any nature outside of the demised premises. (K) Use the demised premises for retail, commercial or residential purposes. (L) Use, store, generate or dispose of any "hazardous material", "hazardous substance" or "hazardous waste" as those terms are defined from time to time under applicable laws and regulations, except that Tenant may use and store in the demised premises and dispose (off premises) small quantities of the same reasonably necessary for the operation of Tenant's business.

        Section 7.3.    Tenant agrees that it will not at any time during the demised term: (A) Perform any act or carry on any practice which may injure the demised premises. (B) Burn anything in or about the demised premises. (C) Keep or display any merchandise or other object on or otherwise obstruct any sidewalks, walkways or areaways. (D) Use or permit the use of any portion of the demised premises as living quarters, sleeping apartments, lodging rooms, or for any unlawful purpose. (E) Use or permit the demised premises to be used for any purpose which is or shall not then be allowed under the Zoning Ordinance of the City of Menlo Park, California, in that area.

        Section 7.4.    Tenant shall, at its expense, comply with all applicable laws, regulations, rules and orders governing the operation of Tenant's business operations, regardless of when they become or became effective, including, without limitation, those relating to health, safety, noise, environmental protection, waste disposal, and water and air quality, and furnish satisfactory evidence of such compliance upon request of Landlord.

        Should Tenant or Tenant's employees, agents, representatives or contractors discharge, leak, spill or emit any hazardous materials upon or from the demised premises, Tenant, at its expense, shall be obligated to remedy the same to the satisfaction of Landlord and any governmental body having jurisdiction thereover. Tenant agrees to indemnify, hold harmless, and defend Landlord against all liability, cost, and expense (including without limitation any fines, penalties, judgments, litigation costs, and attorneys' fees) incurred by Landlord as a result of Tenant's breach of this section, or as a result of any such discharge, leakage, spillage, or emission, regardless of whether such liability, cost, or expense arises during or after the demised term.

        Tenant shall pay all amounts due Landlord under this section, as additional rent, within ten (10) days after any such amounts become due.

        To the extent required by law, Tenant shall, at least thirty (30) days prior to the termination of the demised term, or any earlier termination of this Lease, submit a plan to the Menlo Park Fire Protection District in accordance with applicable provisions of the Uniform Fire Code, with a copy to Landlord, demonstrating how any hazardous materials which were stored, dispensed, handled or used in, at or upon the demised premises will be transported, disposed of or reused at the expiration or sooner termination of the demised term of this Lease; and Tenant shall, at the expiration or sooner termination of the demised term, comply with all applicable laws, regulations, rules and orders of any governmental body having jurisdiction thereover (including without limitation the Menlo Park Fire Protection District) regarding the disposal of any such hazardous materials.

        Tenant's obligations under this Section 7.4. shall survive the expiration or earlier termination of this Lease, including without limitation any termination resulting from any default by Tenant under the Lease.

        Notwithstanding any provision to the contrary in this Lease, Tenant shall not be liable for (through reimbursements under the Lease or otherwise), and Landlord shall indemnify, defend, protect and hold harmless Tenant, its agents, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including reasonable attorneys' fees) arising out of or in connection with any hazardous material present prior to the Commencement Date in, on or about the building or the soil, improvements, groundwater or surface water thereof, except to the extent that any of the foregoing results from the release or emission of hazardous materials by Tenant or Tenant's agents, employees, servants, contractors or invitees. Landlord represents to Tenant that, except as disclosed in any environmental reports provided to Tenant, Landlord has no knowledge of any hazardous materials located on, about or under the demised premises, the Common Areas or the Parking Facilities. With respect to any hazardous materials found in the demised premises after the Commencement Date not released by Tenant or Tenant's employees, agents, representatives or contractors, the parties agree that as between Landlord and Tenant, Tenant shall not be responsible for losses, costs or liability in connection therewith.

        Landlord's obligations under this Section 7.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 8—Use of Premises

        Section 8.1.    Tenant shall use the demised premises solely for office, research and development, non-retail sales and light assembly and storage, and for no other purposes without Landlord's written consent, which consent shall not be unreasonably withheld.

ARTICLE 9—Indemnity and Public Liability Insurance

        Section 9.1.    Except to the extent caused by the negligence or willful misconduct of Landlord or its agents or contractors or a breach of the Lease by Landlord, Tenant agrees to indemnify and save harmless Landlord from and against all claims arising from any negligence, willful misconduct or breach of Lease of Tenant, or its contractors, licensees, agents, servants, invitees or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person occurring during the demised term in or about the demised premises and from and against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, including, but not limited to, reasonable attorneys' fees and court costs.

        Section 9.2.    Tenant agrees to maintain in full force during the demised term a policy of commercial general liability insurance under which Landlord and such other persons, firms or corporations as are designated by Landlord and are properly includible as additional insureds under the terms of any such policies of insurance are named as additional insureds. Such commercial general liability policy shall contain a provision that Landlord, although named as an additional insured, shall nevertheless be entitled to recovery under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant. Each such policy shall be approved as to form and insurance company by Landlord, such approval not to be unreasonably withheld, be noncancelable with respect to the Landlord and Landlord's said designees without twenty (20) days' written notice to the Landlord and Landlord's said designees, and a certificate thereof shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to expiration of the term of each policy. The limits of liability of such comprehensive general liability insurance shall be Two Million Dollars ($2,000,000.00) for injury or death to one or more persons and damage to property, combined single limit. All public liability, property damage and other casualty policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

        If Tenant shall not comply with its covenants to maintain insurance made above, or if Tenant fails to provide certificates thereof to Landlord as is provided above, Landlord may, but shall not be required to, obtain any such insurance and, if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

        Section 9.3.    Tenant agrees to use and occupy the demised premises and to use all other portions of the Business Park (which it is herein given the right to use) at its own risk and hereby releases to the full extent permitted by law, the Landlord, its agents, servants, contractors, and employees from all claims and demands of every kind resulting from any accident, damage or injury occurring therein, except to the extent caused by the negligence or willful misconduct of Landlord or its agents or contractors or a breach of the Lease by Landlord. Landlord shall have no responsibility or liability for any loss of, or damage to, fixtures or other personal property of Tenant. The provisions of this Section shall apply during the whole of the demised term.

ARTICLE 10—Fire Insurance and Casualty

        Section 10.1.    If the demised premises should be damaged or destroyed during the demised term by any casualty insured under Landlord's property insurance policies, Landlord shall (except as hereinafter provided), repair and/or rebuild the same to substantially the condition in which the same existed immediately prior to such damage or destruction. Landlord's obligation under this Section shall in no event exceed either (A) the scope of the work done by Landlord in the original construction of such building (including, however, the Tenant Improvements), or (B) the proceeds of any such insurance policy if Landlord keeps the building and the demised premises insured against loss or damage by fire and extended coverage insurance to the extent of at least one hundred percent (100%) (excluding any deductible not exceeding $10,000.00) of the insurable value of the building if reasonably obtainable from responsible insurance companies licensed to do business in California, unless Landlord nevertheless elects to repair and/or rebuild the building and the demised premises. Landlord shall not be responsible for replacing or repairing any exterior signs, trade fixtures, equipment, display cases, or any installations originally installed by the Tenant. Tenant shall have no interest in the proceeds of any insurance carried by Landlord. In the event of any casualty, Tenant shall reimburse Landlord for the deductible, or portion thereof, applicable to such casualty (not to exceed $10,000.00).

        Section 10.2.    Tenant's base rent shall be abated proportionately during any period in which, by reason of any such damage or destruction, the demised premises is rendered partially or totally untenantable. Such abatement shall continue for the period commencing with such destruction or damage and ending with the substantial completion by the Landlord of such work or repair and/or reconstruction as Landlord is obligated to do.

        Section 10.3.    If the building should be damaged or destroyed to the extent of thirty three and one-third percent (33 1/3%) or more of the then monetary value thereof by an event described in Section 10.1., then Landlord may terminate this Lease by written notice to Tenant.

        If the demised premises should be damaged from any cause (excluding Tenant's willful misconduct) and the time needed to repair and/or rebuild the same is reasonably estimated by Landlord to exceed two hundred seventy (270) days, then Tenant may terminate this Lease by written notice to Landlord as follows:

        Landlord shall notify Tenant within thirty (30) days following any damage to or destruction of the demised premises of the length of time Landlord reasonably estimates to be necessary for repair or restoration of the demised premises. Tenant shall have the right to terminate the Lease within fifteen (15) days following receipt of such notice if restoration or repair of the demised premises is estimated by Landlord to take more than two hundred seventy (270) days from the date Landlord receives permits for such restoration or repair. Tenant shall have the additional right to terminate the Lease if restoration or repair in fact takes longer (subject to unavoidable delay or delays caused by Tenant) than 270 days from the date Landlord received permits for such restoration or repair and Tenant notifies Landlord of its intention to terminate the Lease before the date that restoration and repair is actually completed.

        If neither Landlord or Tenant elects to terminate this Lease then Landlord shall repair and/or rebuild the same as provided hereunder. If such damage or destruction occurs and this Lease is not so terminated, this Lease shall remain in full force and effect and the parties waive the provisions of any law to the contrary. The Landlord's obligation under this Section shall in no event exceed the scope of the work to be done by the Landlord in the original construction of said building and the demised premises (but including the Tenant Improvements).

        Section 10.4.    Tenant agrees to comply with all of the regulations and rules of the Insurance Service Office or any similar body and will not do, suffer, or permit an act to be done in or about the demised premises which will increase any insurance rate with respect thereto.

        Section 10.5.    Tenant agrees, in addition to any rent provided for herein, to pay to the Landlord the cost of the fire and extended coverage insurance policy carried by Landlord on the demised premises during the entire demised term or any renewal or extension thereof. Landlord shall carry standard fire and extended coverage policies in the amount of one hundred percent (100%) (excluding any deductible not exceeding $10,000.00) of the insurable value of the building.

        Section 10.6.    During the demised term, Tenant shall carry, at its expense, insurance against loss and damage by fire including "Special Perils" provisions for the full insurable value of Tenant's merchandise and personal property, including wall coverings, carpeting and drapes, and the trade fixtures, furnishings and operating equipment in the demised premises, whether supplied by Tenant or existing in the demised premises upon commencement of the Lease. A certificate evidencing such coverage shall be delivered to Landlord prior to commencement of the demised term and thereafter thirty (30) days prior to the expiration of the term of such policy. If Tenant shall not comply with its covenants to maintain said insurance, or if Tenant fails to provide a certificate thereof to Landlord, Landlord may, but shall not be required to, obtain any such insurance, and if Landlord does obtain any such insurance, Tenant shall, on demand, reimburse Landlord for the premium for any such insurance.

        Section 10.7.    In the event the demised premises or the building shall be damaged as a result of any flood, earthquake, act of war, nuclear reaction, nuclear radiation or radioactive contamination, or from any other casualty not covered by Landlord's property insurance, to any extent whatsoever, Landlord may, within ninety (90) days following the date of such damage, commence repair, reconstruction or restoration of the demised premises or the building and prosecute the same diligently to completion, in which event this Lease shall continue in full force and effect, or within said ninety (90) day period elect not to so repair, reconstruct or restore the demised premises or the building (unless Tenant elects to pay the shortfall and waives any right to terminate the Lease under Section 10.3., in which event Landlord may not elect not to so repair, reconstruct or restore), in which event this Lease shall cease and terminate. In either such event Landlord shall give Tenant written notice of its intention within said ninety-day period.

        Section 10.8.    Upon any termination of this Lease under the provisions of this Article 10, the rent shall be adjusted as of the date of such termination and the parties shall be released without further obligation to the other party upon the surrender of possession of the demised premises to Landlord, except for items that have been theretofore accrued and are then unpaid, and except for obligations that are designated as surviving such termination.

        Section 10.9.    Landlord may maintain any commercially reasonable insurance on the demised premises that Landlord deems necessary or advisable, including, but not limited to, any rental insurance, Landlord's protective liability insurance or any insurance required by any mortgagee of Landlord; and Landlord may include the amount of the premiums for such insurance in the total of the insurance premiums which Tenant is required to pay its prorata share under the terms hereof (provided, however, such insurance premiums shall not include earthquake insurance premiums to the extent they exceed three (3) times the cost of standard fire and extended coverage insurance premiums).

        Section 10.10.    Notwithstanding anything to the contrary in this Lease, the parties hereto release each other and their respective agents, employees, successors and assigns from all liability for damage to any property that is actually covered by property insurance in force or which would normally be covered by full replacement value fire and extended coverage insurance, without regard to the negligence or willful misconduct of the entity so released. Each patty shall cause each insurance policy it obtains to include a waiver of subrogation regarding the liabilities released hereby.

ARTICLE 11—Repair

        Section 11.1.    Landlord agrees, at Landlord's sole expense and without right of reimbursement, to repair the structural portions of the building of which the demised premises is a part (including, without limitation, the foundation, the structural roof and exterior walls) throughout the life of the Lease. Structural repair and maintenance shall not be deemed to include immaterial cracks or fissures in walls or floors, nor the requirement of painting or caulking.

        Section 11.2.    Tenant agrees during the demised term or any extension thereof to maintain the demised premises, and every part thereof, except as to work to be performed by Landlord under Sections 11.1., 11.3. and 11.5. Tenant further agrees to clean the inside of all of the glass on the exterior of the demised premises. If Tenant should fail to faithfully perform its maintenance obligations hereunder then Landlord shall, upon having given notice to Tenant of such failure and the passage of the applicable cure periods under the Lease, have the right to perform, or cause to be performed, said maintenance and Tenant shall on demand reimburse Landlord for Landlord's costs of providing such maintenance. Landlord's reservation of the right to enter upon the demised premises to perform any repairs or maintenance or other work in, to, or about the demised premises which in the first instance is the Tenant's obligation pursuant to this Lease shall not be deemed to impose any obligation on Landlord to do so, nor shall Landlord be rendered liable to Tenant or any third party for the failure to do so, and Tenant shall not be relieved from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

        Section 11.3.    Landlord shall provide the following services for the building of which the demised premises is a part and Tenant shall, in addition to all other payments required to be made under other provisions of this Lease, on demand reimburse Landlord (except for costs incurred by Landlord under Sections 11.1 or 11.5, which costs shall be at Landlord's sole cost and expense) for Tenant's prorata share of Landlord's gross costs of: (i) maintaining, repairing and replacing the non-structural portions of the roof and the roof membrane; (ii) painting the exterior of the building; (iii) maintenance and repair associated with the mechanical and electrical rooms; (iv) maintenance and repair of the trash enclosure utilized in connection with the building; (v) maintenance and repair of connections of utilities to the building to the extent they serve the demised premises and other portions of the building, (vi) maintenance, repair and replacement of the heating and air conditioning equipment to the extent they serve the demised premises and other portions of the building, whether furnished by Landlord or Tenant, and (vii) any other maintenance and repair other than that which Landlord is required to perform at Landlord's expense per Section 11.1. or 11.5. Tenant's prorata share of Landlord's gross costs of maintenance, repair and/or replacement mentioned in this Section (except for costs associated with maintenance, repair or replacement of items exclusively serving the demised premises, all of which costs Tenant shall reimburse Landlord) shall be that portion of the whole which the floor area of the demised premises bears to the floor area of the building of which the demised premises is a part (i.e., currently 23%). Tenant shall also, on demand, reimburse Landlord for all of Landlord's gross costs of (i) maintaining, repairing and replacing the heating and air conditioning equipment to the extent they serve the demised premises exclusively, whether furnished by Landlord or Tenant, and (ii) exterior cleaning, and the maintenance, repair and replacement of, the exterior glass in the demised premises, and (iii) maintenance and repair of connections of utilities to the building to the extent they serve the demised premises exclusively. Landlord's said gross costs as used in this Section 11.3. shall include all costs and expenses of every kind or nature incurred by Landlord in the performance of such maintenance, repair or replacements.

        Section 11.4.    If during the term of this Lease Landlord or Landlord's insurance carrier requires the installation of any fire detection device, because of the nature of the particular activities being carried on by Tenant in the demised premises, then said system or device shall be installed at the sole cost of the Tenant within the time specified.

        Section 11.5.    Landlord agrees that it will deliver the demised premises to Tenant in good condition with (i) subject to Section 3.1., the exterior and structural portions of the building in compliance with all laws, rules, codes and regulations existing at the time of construction thereof, and (ii) the electrical, HVAC and plumbing systems serving the demised premises in good working order and the roof of the building in good repair. In the event of any breach of said promise, Landlord shall promptly rectify the same at its sole cost and expense.

        Section 11.6.    Notwithstanding the provisions of Sections 11.3. and 18.3 hereof to the contrary, Tenant's obligation to reimburse Landlord for (i) costs associated with the replacement (as opposed to repairs and maintenance) of the roof membrane and underlayment (subject to the provisions of Section 11.7. hereof) and the heating, ventilating and air-conditioning units furnished by Landlord, or (ii) costs of the repair or maintenance of any of the foregoing and costs incurred pursuant to Section 18.3. where each individual expenditure exceeds $10,000.00 (herein, "capital costs"), (iii) costs associated with the replacement (as opposed to repairs and maintenance) of the parking facilities, and (iv) the cost of building-wide improvements required to be made by changes in applicable laws, shall be limited to a proportionate share of such capital, replacement and/or improvement costs (the "Reimbursement Amounts") calculated as follows;

          (a)   if such costs are incurred during the initial demised term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the original demised term and the denominator of which is the number of days in the estimated useful life of the replacement; and

          (b)   if Tenant exercises its option to extend the term of this Lease and if such costs are incurred during any such extended term of this Lease, by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the demised term of this Lease (including any extended term) and the denominator of which is the number of days in the estimated useful life of the replacement.

        If a Reimbursement Amount has been determined under subsection (a) above with respect to any replacement costs, and Tenant subsequently exercises its option to extend the term of this Lease, Tenant shall also be responsible for another Reimbursement Amount with respect to such replacement costs determined by multiplying such replacement costs by a fraction, the numerator of which is the number of days in the extended term of this Lease and the denominator of which is the number of days in the estimated useful life of the replacement.

        The foregoing limitation shall not apply to equipment furnished by Tenant and maintained by Landlord. Tenant shall pay any Reimbursement Amounts, as additional rent, monthly on a straight-line basis amortized over the remaining demised term of the Lease using an interest rate equal to eight percent (8%) per annum.

        The limitations on Tenant's liability for expenses hereunder shall in no event apply to any costs for repairs or replacements occasioned by (x) Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants, or (y) the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant.

        Section 11.7.    Notwithstanding any provisions of this Lease to the contrary, the parties acknowledge and agree that (i) during the first two (2) years of the demised term of this Lease Tenant's prorata share of the cost of maintenance and repairs to the non-structural portions of the roof and roof membrane on the building shall not be more than Five Thousand Dollars ($5,000.00) per year, (ii) during the first two (2) years of the demised term of this Lease Tenant shall have no obligation to pay any share of the cost of the replacement of the roof membrane on the building incurred during such two (2) years and (iii) during the final sixty (60) days of (a) the initial demised term or (b) any extended term, Tenant shall have no obligation to reimburse Landlord for any of the costs described in Section 11.6. which are incurred during such sixty (60) day period (excepting any such costs occasioned by Tenant's negligent acts or omissions or those of its employees, contractors, agents, invitees or servants or the particular nature of Tenant's business, all of which costs shall be borne solely by Tenant).

ARTICLE 12—Fixtures & Alterations

        Section 12.1.    All trade fixtures owned by Tenant and installed in the demised premises shall remain:he property of Tenant and may be removed from time to time and shall be removed at the expiration of the demised term. Tenant shall repair any damage to the demised premises caused by the removal of said fixtures. If Tenant fails to remove such fixtures on or before the last day of the demised term, all such fixtures shall become the property of Landlord, unless Landlord elects to require their removal, in which case Tenant shall promptly remove them and restore the demised premises to its condition prior to such removal. Landlord may also, at Landlord's sole discretion, store such fixtures at Tenant's expense. Tenant shall have the right to mortgage or hypothecate its trade fixtures, equipment and other personal property as security for its obligations under any equipment lease or other financing arrangement related to the conduct of Tenant's business. Landlord agrees, upon Tenant's request, to execute an agreement, in form and content satisfactory to Landlord, waiving Landlord's rights under this Lease in and to such fixtures, equipment and personal property to the mortgagee or equipment lessee or other financing thereof.

        Section 12.2.    Tenant shall not make any alterations, additions or improvements in or to the demised premises or the building without submitting plans and specifications therefor for the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided the same do not involve the exterior of the building, the building structure or adversely impact the mechanical, electrical or life safety systems. Additionally, subject to the qualifications in the immediately preceding sentence, Tenant may, without Landlord's consent, make minor alterations and improvements to the interior of the demised premises provided the cost of the same do not exceed Five Thousand Dollars ($5,000.00) for any particular project and provided that Tenant furnishes Landlord with plans for such changes within thirty (30) days of completion thereof. All such alterations, additions or improvements, whether or not required to be consented to by Landlord, shall be made at Tenant's sole cost and expense in accordance with the plans and specifications therefor and Tenant agrees to provide Landlord with an "as built" set of plans and specifications after any such work is completed. Tenant shall secure any and all governmental permits, approvals or authorizations required in connection with any such work, and shall hold Landlord harmless from any and all liability, costs, damages, expenses (including attorneys' fees) and any and all liens resulting therefrom. All alterations, decorations, additions and improvements (and expressly including all light fixtures and floor coverings installed by Tenant), shall be deemed to belong to Tenant, but shall be deemed to have been attached to the demised premises or the building and to have become the property of Landlord upon the termination of the demised term, except furniture, removable paneling, wall fixtures, trade fixtures, appliances and equipment which do not become a part of the demised premises. Upon the expiration or sooner termination of the demised term hereof, Tenant shall, upon written demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, decorations, additions or improvements made by Tenant, designated by Landlord to be removed at the time of consent, and Tenant shall forthwith at its sole cost and expense repair any damage to the demised premises or the building caused by such removal, but in no event shall Tenant be required to remove the Tenant Improvements.

ARTICLE 13—Remedies

        Section 13.1.    Should Tenant default in the performance of any of its obligations under this Lease with reference to the payment of rent and such default continues for five (5) days after written notice of such default, or should Tenant default in the performance of any other obligations under this Lease and such default continue for thirty (30) days after receipt of written notice from Landlord specifying such default or beyond the time reasonably necessary to cure if such default is of a nature to require more than thirty (30) days to remedy, then, in addition to all other rights and remedies Landlord may have under this Lease or under applicable law, Landlord shall have the following rights and remedies:

          (1)   The Landlord has the remedy described in California Civil Code Section 1951.4 (Landlord may continue the lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). If Tenant breaches any covenants of this Lease or if any event of default occurs, whether or not Tenant abandons the demised premises, this Lease shall continue in effect until Landlord terminates Tenant's right to possession, and Tenant shall remain liable to perform all of its obligations under this Lease and Landlord may enforce all of Landlord's rights and remedies, including the right to recover rent as it falls due. If Tenant abandons the demised premises or fails to maintain and protect the same as herein provided, Landlord shall have the right to do all things necessary or appropriate to maintain, preserve and protect the demised premises, including the installation of guards, and may do all things appropriate to a re-letting of the demised premises, and none of said acts shall be deemed to terminate Tenant's right of possession, unless Landlord elects to terminate the same by written notice to Tenant. Tenant agrees to reimburse Landlord on demand for all amounts reasonably expended by Landlord in maintaining, preserving and protecting the demised premises, together with interest on the amounts expended from time to time at the maximum legal rate. Landlord shall also have the right to repair the demised premises at the expense of Tenant and as deemed necessary by Landlord.

          (2)   Landlord shall have the right to terminate the Lease and shall be entitled, at Landlord's election, to recover damages in an amount as set forth in Section 1951.2 of the Civil Code of California as then in effect, which damages shall include (1) the worth at the time of award of any unpaid rent and additional rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent and additional rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (4) all other amounts due Landlord from Tenant under the terms of this Lease, or necessary to compensate Landlord for all detriment caused by Tenant's failure to perform its obligations under this Lease. The Lease should not be deemed terminated until Landlord gives Tenant written notice of such termination or until Landlord re-lets all or a portion of the Premises. Landlord shall be required to mitigate damages by making a good faith effort to re-let the Premises.

        As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at the legal rate of ten percent (10%) per annum. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (3)   No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law, provided that each shall be cumulative and in addition to every other right or remedy given herein or now hereafter existing at law or in equity or by statute.

        Section 13.2.    Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days or such additional times as is reasonably required to correct any such default after notice by Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation. In the event Landlord fails to perform any of its obligations herein within such thirty (30) day period or fails to commence such cure within said thirty (30) day period and thereafter continuously with due diligence prosecute such cure to completion where such failure could not reasonably be cured within said thirty (30) day period, then Tenant shall have the right, but not the obligation, to cure such default and to demand reimbursement by Landlord of the cost of such cure, with interest thereon at the rate of eight percent (8%) per annum or the highest rate allowed by law, whichever is less, from the date of the expenditure until repaid.

ARTICLE 14—Bankruptcy

        Section 14.1.    Tenant shall give written notice to Landlord of its intention to commence proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed, at least thirty (30) days prior to the commencement of such proceedings.

        Section 14.2.    If any of the following events occur:

          (1)   The entry of an order for relief under Title 11 of the United States Code as to Tenant or its executors, administrators or assigns, if any, or the adjudication of Tenant or its executors, administrators or assigns, if any, as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy act;

          (2)   The appointment of a receiver, trustee or other custodian of the property of Tenant by reason of the insolvency or inability of Tenant to pay its debts;

          (3)   The general assignment of the property of Tenant for the benefit of creditors;

          (4)   The commencement of any proceedings under any state or federal insolvency or bankruptcy law, or any comparable law that is now or hereafter may be in effect, whereby Tenant seeks to be, or would be, discharged of its debts or the payment of its debts is sought to be delayed;

          (5)   The failure of Tenant to give written notice to Landlord provided for in Section 14.1. above;

        then Landlord may, at any time thereafter, in addition to any and all other rights or remedies of Landlord under this Lease or under applicable law, upon written notice to Tenant, terminate this Lease, and upon such notice this Lease shall cease and terminate with the same force and effect as though the date set forth in said notice were the date originally set forth herein and fixed for the expiration of the demised term. Tenant shall thereupon vacate and surrender the demised premises, but shall remain liable as herein provided in Section 13.1.(2).

ARTICLE 15—Surrender of Premises

        Section 15.1.    Tenant shall, upon termination of the demised term, or any earlier termination of this Lease, surrender to Landlord the demised premises without an:, damage, injury, or disturbance thereto, or payment therefor, except damages due to ordinary wear and tear, acts of God, fire and other perils, and Tenant shall dispose of any hazardous materials stored, dispensed, handled or used in, at or upon the demised premises by Tenant in accordance with the provisions of Section 7.4.

ARTICLE 16—Eminent Domain

        Section 16.1.    If more than thirty-three percent (33%) of the floor area of the demised premises shall be taken under the power of eminent domain or the portion not so taken will not be reasonably adequate for the operation of Tenant's business after the Landlord completes such repairs or alterations as the Landlord is obligated or elects to make, or if Tenant's parking rights under the Lease are materially reduced as a result of such taking, Tenant shall have the right to elect either to terminate this Lease, or, subject to Landlord's right to terminate the Lease pursuant to Section 16.4., to continue in possession of the remainder of the demised premises, and shall notify Landlord in writing within ten (10) days after such taking of Tenant's election. Subject to Landlord's termination rights, in the event Tenant elects to remain in possession, as provided in the first sentence hereof, all of the terms herein provided shall continue in effect, except that the base rent shall be reduced in the same proportion that the floor area of the demised premises taken bears to the original floor area of the demised premises, and Landlord shall at its own cost and expense make all necessary repairs or alterations to the demised premises so as to constitute the portion of the demised premises not taken a complete architectural unit for the purposes allowed by this Lease, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing the building and the demised premises (but including the Tenant Improvements).

        Section 16.2.    Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking.

        Section 16.3.    All damages or awards for any taking under the power of eminent domain whether for the whole or a part of the demised premises shall belong to and be the property of Landlord whether such damages or awards shall be awarded as compensation for diminution in value to the leasehold or to the fee of the demised premises; provided, however, that Landlord shall not be entitled to the award made to Tenant or Landlord for loss of business, depreciation to, and cost or removal of stock and fixtures and for leasehold improvements which have been installed by Tenant at its sole cost and expense less depreciation which is to be computed on the basis of completely depreciating such leasehold improvements during the initial term of this Lease, and any award made to Tenant in excess of the then depreciated value of leasehold improvements shall be payable to the Landlord.

        Section 16.4.    If more than thirty-three percent (33%) of the floor areas of the building or the demised premises shall be taken under power of eminent domain, or if any material part of the Parking and Accommodation Areas shall be so taken, Landlord may, by written notice to Tenant delivered on or before the date of surrendering possession to the public authority pursuant to such taking, terminate this Lease as of such date.

        Section 16.5.    If this Lease is terminated as provided in this Article, the rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make a prorata refund of any rent and all deposits paid by Tenant in advance and not yet earned.

ARTICLE 17—Real Property Taxes

        Section 17.1.    Tenant shall reimburse Landlord for all real property taxes, assessments and ongoing sewer fees applicable to the demised premises. Taxes shall be prorated to lease years for purpose of making this computation. Such payment shall be made by Tenant within thirty (30) days after receipt of Landlord's written statement setting forth the amount of such computation thereof. If the term of this Lease shall not expire concurrently with the expiration date of the fiscal tax year, Tenant's liability for taxes for the last partial lease year shall be prorated on an annual basis.

        Section 17.2.    If the demised premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

        Section 17.3.    Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained in the demised premises or elsewhere. Tenant shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

        If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

        Section 17.4.    In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for its prorata share of any surcharges, fees, and any similar charges required to be paid by any instrumentality of local, state or federal government in connection with charged parking on the parking areas and facilities furnished by Landlord, including policing; supervising with attendants; other costs in connection with providing charged parking; repairs, replacements and maintenance not properly chargeable to capital account under good accounting principles; interest and depreciation of the actual cost of modification or improvements to the areas, facilities and improvements (made after the Commencement Date) maintained in this Article either (i) required by any instrumentality of local, state or federal government, or (ii) installed by Landlord on account of governmental requirements to facilitate payment of a parking charge by the general public for parking in the parking area, or both, and other similar costs; and there shall be excluded (a) cost of construction of such improvements which is properly chargeable to capital account and (b) depreciation of the original cost of construction of all items not previously mentioned in this sentence. If Landlord shall on account of governmental requirements require the payment of a parking charge by the general public for parking in the parking area, then during any period in which such a charge is made the total revenue (after deducting excise and similar taxes thereon and taxes, fees or surcharges imposed by any agency or instrumentality of local, state or federal government) actually received in cash or its equivalent by Landlord for such parking charge shall be credited against said gross costs.

        Section 17.5.    Notwithstanding the provisions of Article 17 hereinabove, Tenant shall pay any increase in "real property taxes" resulting from any and all improvements of any kind whatsoever placed on or in the demised premises for the benefit of or at the request of Tenant regardless of whether said improvements were installed or constructed either by Landlord or Tenant.

        Section 17.6.    In addition to all other payments provided for herein, the Tenant shall on demand reimburse Landlord for any tax (excluding income tax) and/or business license fee or other levy that may be levied, assessed or imposed upon the rent or other payments provided for herein or on the square footage of the demised premises, on the act of entering into this Lease, or on the occupancy of the Tenant however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, whether pursuant to laws presently existing or enacted in the future.

        Section 17.7.    "Real Property taxes" shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or any increase therein (a) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or (b) attributable to Landlord's net income, inheritance, gift, transfer, estate or state taxes.

ARTICLE 18—Common Area, Parking Facilities

        Section 18.1.    Landlord grants to Tenant during the demised term the non-exclusive right to use the parking facilities and other areas provided and designated as "Common Area and Parking Facilities" on Exhibit "B" hereto for the accommodation and parking of such automobiles of the Tenant, its officers, agents, and employees and customers while working or visiting Tenant. Such right shall include the nonexclusive use of three (3) parking spaces per one thousand (1,000) rentable square feet in the demised premises. Tenant agrees that its officers, agents, and employees will park their automobiles only on such parts of the Common Area and parking areas as Landlord from time to time designates as employee parking areas and Tenant specifically agrees that such officers, agents and employees will not park on any public streets in the vicinity of the building(s) of which the demised premises are a part. Except as provided in Section 17.4., Landlord shall not charge parking fees for such right to use parking facilities.

        Section 18.2.    All parking areas and facilities furnished by Landlord including, but not limited to, pedestrian sidewalks, landscaped areas and parking areas shall at all times be subject to the control and management of Landlord so that Landlord will be in a position to make available efficient and convenient use thereof, and Landlord shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article, and Tenant agrees to abide by and conform therewith. Landlord shall have the right to construct, maintain, and operate lighting facilities on all of said areas and improvements, to police the same, from time to time to change the area, location and arrangement of parking areas and facilities, to close (if necessary), all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any rights of any person or of the public therein, and to do and perform such other acts in and to said areas and improvements respectively as in the use of good business judgment the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenant, other lessees, and their respective employees and visitors, so long as none of the foregoing shall materially reduce Tenant's parking rights under the Lease or materially affect Tenant's access to the demised premises. Landlord shall make reasonable business efforts not to disturb Tenant's use and enjoyment of the demised premises in the event Landlord performs any construction or changes pursuant to this Section 18.2.

        Section 18.3.    Tenant agrees during the demised term to pay to Landlord an annual charge which shall be Tenant's prorata share of Landlord's actual gross costs of operating, maintaining and/or replacing all of the areas and facilities mentioned in this Article. The annual charge shall be an estimate computed on the basis of periods of twelve (12) consecutive calendar months, commencing and ending on such dates as may be designated by Landlord, and shall be paid in monthly installments on the first day of each calendar month in the amount estimated by Landlord. Within ninety (90) days after the end of each such annual period, Landlord will determine (and furnish to Tenant a statement showing in reasonable detail) the actual annual charge for such period and the amounts so estimated and paid during such period shall be adjusted within such ninety (90) days (including adjustments on a prorata basis of any partial such period at either end of the demised term) and one party shall pay to the other on demand whatever amount is necessary to effectuate such adjustment. Tenant's prorata share of Landlord's said gross costs shall be determined as follows:

          The Tenant's prorata share of Landlord's gross costs of maintaining and operating all areas, facilitates and improvements mentioned in this Article shall be that portion of the whole which the floor area of the demised premises bears to the floor area of the building of which the demised premises is a part.

        Landlord's said gross costs shall consist of and include all costs and expenses of every kind or nature incurred by Landlord in the operation, maintenance and/or replacement of all of the areas, facilities and improvements mentioned in this Article determined in accordance with good accounting practices by an accountant employed by Landlord. Without otherwise limiting the generality of the foregoing, there shall be included in such gross costs public liability and property damage insurance, landscape maintenance, maintenance of utilities, water, cleaning of areas, facilities and improvements, operation of lighting, policing and sweeping of parking areas, repairs, replacements and maintenance, and an amount equal to ten percent (10%) of the total of all of the above for administration of the Common Areas and Parking Facilities.

        Notwithstanding anything to the contrary in this Lease, such operating, maintaining and/or replacing costs shall not include and Tenant shall not have any obligation to perform or to pay for the following (collectively, "Costs"): (a) Costs occasioned by the act, omission or violation of any law by Landlord or any other occupant of the building, or their respective agents, employees or contractors; (b) Costs occasioned by casualty (except for deductibles not to exceed $10,000.00 for any single event) or by the exercise of the power of eminent domain; (c) subject to Section 3.1., Costs to correct any construction defect in the demised premises or the building or to cause the building exterior, common areas or building structure to comply with laws, rules, codes or regulations existing as of the Commencement Date; (d) interest, charges and fees incurred on debt; and (e) Costs associated with repairs and maintenance exclusively serving other tenant spaces in the building (other than the demised premises).

        Section 18.4.    The Common Areas and Parking Facilities included for the purpose of this Article are those shown on Exhibit "B" outside of the building area.

ARTICLE 19—MISCELLANEOUS

        Section 19.1.    Landlord and its designee shall have the right during reasonable business hours, upon at least twenty-four (24) hours' prior notice, to enter the demised premises except restricted areas as established by or on behalf of the Federal Government for security purposes (and in emergencies at all times and without notice), (i) to inspect the same, and (ii) for any purpose connected with Landlord's rights or obligations under this Lease. Such entry shall be subject to Tenant's reasonable security measures.

        Section 19.2.    Tenant waives the provisions of Civil Code Sections 1941 and 1942 with respect to Tenant's right to make repairs and deduct the expenses of such repairs from rent.

        Section 19.3.    This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of California as the same from time to time exist. This Lease expresses the entire understanding and all agreements of the parties hereto with each other and neither party hereto has made or shall be bound by any agreement or any representation to the other party which is not expressly set forth in this Lease. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        Section 19.4.    lf Tenant should hold over after the demised term and any extension thereof as herein provided for, then such holding over shall be construed as a tenancy from month to month at a rent one hundred twenty-five percent (125%) of that provided for under the monthly rental of the principal term of this Lease.

        Section 19.5.    Tenant agrees to maintain all toilet and washroom facilities within the demised premises in a neat, clean and sanitary condition.

        Section 19.6.    Landlord covenants and agrees that Tenant, subject to the terms and provisions of this Lease, on paying the rent and observing, keeping and performing all of the terms and provisions of this Lease on its part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the demised premises during the demised term without hindrance or ejection by any person lawfully claiming under or against the Landlord.

        Section 19.7.    Subject to Article 6, the terms and provisions hereof shall be construed as running with the land and shall be binding upon and inure to the benefit of heirs, executors, administrators, successors and assigns of Landlord and Tenant.

  Section 19.8.

        A.    Tenant shall promptly pay all sums of money with respect to any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in, at or about the demised premises, or furnished to Tenant's agents, employees, contractors or subcontractors, that may be secured by any mechanic's, materialmen's, supplier's or other liens against the demised premises or Landlord's interest therein. In the event any such or similar liens shall be filed, Tenant shall, within three (3) days of receipt thereof, give notice to Landlord of such lien, and Tenant shall, within thirty (30) days after receiving notice of the filing of the lien, discharge such lien by payment of the amount due to the lien claimant. However, Tenant may in good faith contest such lien provided that within such thirty (30) day period Tenant provides Landlord with a surety bond from a company acceptable to Landlord, protecting against said lien in an amount at least one and one-half (1 1/2) times the amount claimed or secured as a lien or such greater amount as may be required by applicable law and provided further that Tenant, if it should decide to contest such lien, shall agree to indemnify, defend and save harmless Landlord from and against all costs arising from or in connection with any proceeding with respect to such lien. Failure of Tenant to discharge the lien or, if contested, to provide such bond and indemnification shall constitute a default under this Lease and, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated, to discharge or secure the release of any lien by paying the amount claimed to be due, and the amount so paid by Landlord, and all costs and expenses incurred by Landlord therewith, including, but not limited to, court costs and reasonable attorneys' fees, shall be due and payable by Tenant to Landlord forthwith on demand.

        B.    At least fifteen (15) days before the commencement by Tenant of any material construction or remodeling work on the demised premises, Tenant shall give written notice thereof to Landlord. Landlord shall have the right to post and maintain on the demised premises such Notices of Non-Responsibility, or similar notices, provided for under applicable laws.

  Section 19.9.

        A.    Tenant shall deposit with Landlord the sum specified in Section 2.4.(B) hereof as a "Security Deposit." The Security Deposit shall be held by Landlord as security for the faithful performance of all the terms of this Lease to be observed and performed by Tenant. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord.

        B.    If any of the rents herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of Tenant, or should Tenant shall fail to perform any of the terms of this Lease, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, apply the entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord toward the payment of rent or additional rent, loss, or damage sustained by Landlord due to such breach on the part of Tenant, and Tenant shall forthwith upon demand restore said Security Deposit to the original sum deposited. Should Tenant comply with all of said terms and promptly pay all of the rent and all other sums payable by Tenant to Landlord, said Security Deposit shall be returned in full to Tenant at the end of the demised term.

        C.    In the event of bankruptcy or other similar proceedings listed in Article 14 hereof, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due Landlord for all periods prior to the filing of such proceedings.

        D.    In the event Landlord delivers the Security Deposit to the purchaser of Landlord's interest in the demised premises, Landlord, after written notice to Tenant of said delivery, shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transferees.

        Section 19.10.    All notices, statements, demands, requests, consents, approvals, authorizations, offers, agreements, appointments or designations hereunder by either party to the other shall be in writing and shall be sufficiently given and served upon the other party if sent by United States certified mail, return receipt requested, postage prepaid, or overnight courier (provided a receipt is given), and addressed as follows:

        If sent by mail to Tenant, the same shall be addressed to the Tenant at 125 Constitution Avenue, Suite A, Menlo Park, California 94025, Attention: President and CEO, or at such other place as Tenant may from time to time designate by notice to Landlord.

        If sent by mail to Landlord, the same shall be addressed to Landlord at Sixty 31st Avenue, San Mateo, California 94403-3497, Attention: Legal Department, or at such other place as Landlord may from time to time designate by notice to Tenant.

        Any such notice when sent by certified mail as above provided shall be deemed duly served on the third business day following the date of such mailing. Any such notice when sent by overnight courier as above provided shall be deemed duly served on the first business day following the date of such mailing.

        Section 19.11.    As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association.

        Section 19.12.    In case of litigation with respect to the mutual rights, obligations, or duties of the parties hereunder, the prevailing party shall be entitled to reimbursement from the other party of all costs and reasonable attorneys' fees actually incurred.

        Section 19.13.    Intentionally Deleted.

        Section 19.14.    Except as otherwise expressly stated, each payment provided herein to be made by Tenant to Landlord shall be in addition to and not in substitution for the other payments to be made by Tenant to Landlord.

        Section 19.15.    Time is and shall be of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof.

        Section 19.16.    The Tenant warrants that it has not had any dealings with any realtor, broker, or agent in connection with the negotiation of this Lease excepting only Colliers International and Cornish & Carey, whom Landlord agrees to pay whatever commission may be due. Each party agrees to hold the other harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any other realtor, broker, or agent with respect to this Lease and/or the negotiation thereof with whom the other party has or purportedly has dealt.

        Section 19.17.    Tenant agrees that its interest in this Lease shall be subordinate to any mortgage, deed of trust and/or other security indenture hereafter placed upon the demised premises and to any and all advances made or to be made thereunder and to the interest thereon made and all renewals, replacements, and extensions thereof, but nothing herein contained shall be deemed to alter or limit Tenant's rights as set forth in Section 19.6. Tenant shall, at the request of Landlord or any mortgagee, trustee or holder of any such security instrument, execute in writing an agreement subordinating its rights under this Lease to the lien of such mortgage, deed of trust and/or other security indenture. If any mortgagee, trustee or holder of such security instrument elects to have the Tenant "s interest in this Lease superior to any such instrument by notice to Tenant, then this Lease should be deemed superior to the lien of any such mortgage, deed of trust or security indenture whether this Lease was executed before or after said mortgage, deed of trust and/or security indenture. Notwithstanding the foregoing, the Lease shall not be subject to or subordinate to any ground or underlying lease or to any lien, mortgage, deed of trust, or security interest now or hereafter affecting the demised premises, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender, or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and nondisturbance agreement which (i) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease and (ii) recognizes all of Tenant's rights hereunder (an "SNDA"). As of the date of this Lease there is no existing mortgagee, lender, ground lessor or other party currently holding a security interest affecting the demised premises or the building.

        Section 19.18.    Landlord reserves the right during the last six months of the term of this Lease or the last six months of any extension hereof to enter the demised premises during normal working hours upon at least twenty-four (24) hours' prior notice for the purpose of showing the demised premises (except restricted areas established by, or on behalf of, the Federal Government for security purposes) to prospective tenants or purchasers and to place signs on the demised premises advertising the property for lease or sale.

        Section 19.19.    The following term as used in this Lease shall have the following meaning:

          (a)   "Unavoidable Delay" means any prevention, delay or stoppage due to strike(s), lockout(s), labor dispute(s), act(s) of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other conditions or causes beyond the reasonable control of the party obligated to perform.

        Section 19.20.    Tenant shall at any time during the demised term, but no more than twice in any twelve (12) month period, within ten (10) days after written notice from Landlord, execute, acknowledge and deliver to Landlord or, at Landlord's request, Landlord's mortgagee, an estoppel certificate in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed, and (iii) ratifying and certifying any such other matters as may reasonably be requested. Any such certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the demised premises. Tenant's failure to deliver such certificate within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

        Section 19.21.    Option to Expand.    Provided this Lease is in full force and effect and so long as Tenant is not in default under any of the terms and conditions of this Lease beyond applicable notice and cure periods, commencing upon the expiration of the existing tenant's lease and the vacation of the space by the existing tenant (presently scheduled for November 30, 2003), Tenant shall have the option to lease the space containing approximately 5,490 rentable square feet (including the common lobby and stairwell) and located on the second floor of the building as described in Exhibit "X"and as shown on the plan attached hereto as Exhibit "X-1" (the "expansion space") subject to the following terms and conditions:

          (a)   Landlord shall notify Tenant in writing of the date the expansion space will be available. Tenant shall have ten (10) days after Landlord's notice to notify Landlord in writing of its election to expand into the expansion space. The demised term of the Lease for the expansion space shall commence on completion of Tenant Improvements as described hereinbelow and shall expire on the same date as the demised term for the original demised premises (subject to Tenant's option to extend the term for both the original demised premises and the expansion space);

          (b)   From and after completion of the Tenant Improvements and delivery of possession of the expansion space to Tenant, the expansion space shall be added to the demised premises leased by Tenant hereunder;

          (c)   The base rent for the expansion space shall commence on the date Landlord completes the Tenant Improvements and delivers the expansion space to Tenant and shall be at the rental rate of $1.00 per square foot per month (i.e., $5,490.00 per month), and shall be increased on the same dates as the scheduled rent increases for the original demised premises by the amount of three percent (3%) annually, and all items of additional rent which are calculated based on the square footage of the demised premises shall be adjusted accordingly to include the rentable square footage of the expansion space;

          (d)   Landlord shall perform Tenant Improvements to the expansion space pursuant to the provisions of Section 3.1. of this Lease and as follows: (i) the Tenant Allowance shall be the amount of Sixty Five Thousand Eight Hundred Eighty Dollars ($65,880.00) or the actual cost of the Tenant Improvements for the expansion area, whichever is less; (ii) the Plans for the Tenant Improvements shall be prepared by the Architect and delivered to Landlord within fifteen (15) days of Tenant's notice exercising the option to expand. The Plans shall be reasonably approved by Landlord and Tenant within fifteen (15) days thereafter. Any delay shall be deducted, on a day for day basis, from the commencement date of the demised term for the expansion space, unless such delay is the result of Landlord unreasonably withholding its consent to the Plans; (iii) the reference to $25,000.00 in the first paragraph of Section 3.1. shall, with respect to the expansion space, be deemed to be Ten Thousand Dollars ($10,000.00); and (iv) the other provisions of Section 3.1. regarding contractors, construction and costs shall apply also to the expansion space;

          (e)   If Tenant exercises its option to lease the expansion space the parties shall promptly thereafter execute an amendment to this Lease to add the expansion space to the demised premises under the terms and conditions hereof.

        Section 19.22.    Expenditures in Good Faith.    Any expenditure by a party permitted or required under this Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be incurred in good faith.

        Section 19.23.    Tenant shall have the right, at Tenant's expense, no more than once annually, to inspect and audit the books and records of Landlord with respect to the operating and other costs referred to in this Lease. Such inspections and audits shall be completed in Landlord's offices during normal business hours within one hundred twenty (120) days after delivery of Landlord's annual report for said year setting forth such costs and shall be performed by a certified public accountant employed by Tenant. Tenant shall give Landlord no less than thirty (30) days' advance written notice of its intent to inspect and audit. Tenant's right to inspect and audit is conditioned upon Tenant, and Tenant's accountant, executing and delivering to Landlord appropriate confidentiality agreements acceptable to Landlord agreeing to keep the results of any such inspection confidential.

        IN WITNESS WHEREOF, the parties have executed this instrument.

TENANT:		LANDLORD:
XTENT, INC., a Delaware corporation		125 CONSTITUTION ASSOCIATES, L.P., a California Limited Partnership
By:	/s/ Hank A. Plain, Jr. President	By:	Bohannon Development Company, Managing Partner
By:	/s/ J. Casey McGlynn Secretary	By:	/s/ Robert L. Webster Robert L. Webster, President
		By:	/s/ Scott E. Bohannon Scott E. Bohannon, Asst. Secretary

(MultipleTenant—

EXHIBIT "A"

BOHANNON INDUSTRIAL PARK

DESCRIPTION OF DEMISED PREMISES FOR

"XTENT"

125 Constitution Drive, 1st Floor

Menlo Park. California

        All that certain real property situated in the City of Menlo Park, County of San Mateo, State of California, described as follows:

        Commencing at a point in the northerly line of Constitution Drive, said point being the most westerly comer of Parcel 1, as shown on Parcel Map filed November 16, 1969 in Volume 8 of Parcel Maps at Page 50, Records of San Mateo County, State of California, from which corner the point of beginning of demised premises bears South 74° 00' East 368.40 Feet and North 16° 00' East 36.42 Feet. Thence from said point of beginning

North 74°	00'	West	26.42	Feet,	Thence
South 16°	00'	West	16.42	Feet,	Thence
North 74°	00'	West	55.08	Feet,	Thence
North 16°	00'	East	180.00	Feet,	Thence
South 74°	00'	East	81.50	Feet,	Thence
South 16°	00'	West	163.58	Feet
to the point of beginning.

Together with Tenant's pro rata share of the foyer and interior common areas, a total of approximately 14,551 square feet.

7/24/03

PARCEL 1
PARKING AND ACCOMODATION AREA
"XTENT"
AREA = 14,551 S.F.
P.O.B OF "XTENT"
FOYER, LOBBY & STAIRWELL
MOST WESTERLY CORNER OF PARCEL 1
CONSTITUTION DRIVE

Bohannon Industrial Park, Menlo Park, California **BOHANNON DEVELOPMENT COMPANY** 60 31st AVENUE T: (650) 345.8222 SAN MATEO, CA 94403 F: (650) 573.5457	TENANT: **XTENT**	ADDRESS: 125 CONSTITUTION DRIVE (FIRST FLOOR)	**B**
	SCALE: 1" = 60'-0"	DATE: OCTOBER 18, 2005	EXHIBIT

EXHIBIT "X"

BOHANNON INDUSTRIAL PARK

DESCRIPTION OF EXPANSION SPACE

125 Constitution Drive, 2nd Floor

Menlo Park, California

        All that certain real property situated in the City of Menlo Park, County of San Mateo, State of California, described as follows:

        Commencing at a point in the northerly line of Constitution Drive, said point being the most westerly comer of Parcel 1, as shown on Parcel Map filed November 16, 1969 in Volume 8 of Parcel Maps at Page 50, Records of San Mateo County, State of California, from which corner the point of beginning of demised premises bears South 74° 00' East 368.40 Feet and North 16° 00' East 36.25 Feet. Thence from said point of beginning

North 74°	00'	West	10.50	Feet,	Thence
South 16°	00'	West	16.25	Feet,	Thence
North 74°	00'	West	71.00	Feet,	Thence
North 16°	00'	East	68.00	Feet.	Thence
South 74°	00'	East	81.50	Feet,	Thence
South 16°	00'	West	68.00	Feet
to the point of beginning.

Together with Tenant's pro rata share of the foyer and interior common areas, a total of approximately 5,490 square feet.

7/24/03

PARCEL 1
PARKING AND ACCOMMODATION AREA
EXPANSION SPACE
AREA = 5,490 S.F.
CONSTITUTION DRIVE

on Industrial Park, Menlo Park, California

ANNON DEVELOPMENT COMPANY

ENUE

O, CA 94403

T: (650) 345.8222

F: (650) 573.5457

TENANT:	ADDRESS:	
	125 CONSTITUTION DRIVE (SECOND FLOOR)	X-1
SCALE: 1" = 60'-0"	DATE:

AMENDMENT TO LEASE

        THIS AMENDMENT TO LEASE ("Amendment") is made this 22nd day of November, 2005 (the "Effective Date"), between 125 CONSTITUTION ASSOCIATES, L.P., a California limited partnership, herein referred to as "Landlord", and XTENT, INC., a Delaware corporation, herein referred to as "Tenant".

WITNESSETH:

        WHEREAS, Landlord and Tenant entered into a Lease entitled "Business Park Lease" dated September 15, 2003, for certain demised premises consisting of approximately 14,551 rentable square feet (the "Existing Premises"), located at 125 Constitution Drive, Menlo Park, California (the "Building"), as more particularly described in said Lease, and

        WHEREAS, Landlord and Tenant wish to increase the size of the demised premises subject to the Lease by adding to the Existing Premises approximately 5,587 rentable square feet of space located on the second floor of the Building (the "Expansion Space") as shown on Exhibit "X" hereto, all as more particularly set out hereinbelow.

        NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

          1.     Upon execution and delivery of this Amendment, Landlord shall deliver, and Tenant shall accept, possession of the Expansion Space (such date shall be the "Expansion Commencement Date"), and the demised premises shall increase from approximately 14,551 rentable square feet to approximately 20,138 rentable square feet by adding the Expansion Space to the Existing Premises, and all references in the Lease to the "demised premises" shall, on and after the Expansion Commencement Date, be deemed to refer to both the Existing Premises and the Expansion Space, including Tenant's option to extend the term of the Lease contained in Section 1.2. Effective on the Expansion Commencement Date, Exhibit "A" attached to the Lease is hereby deleted in its entirety and shall be replaced with Exhibit "A" attached hereto. Tenant shall include the Expansion Space in all insurance required in the Lease to be carried by Tenant and shall provide Landlord evidence thereof as of the Expansion Commencement Date. The demised term of the Lease for the Expansion Space shall expire on the same date as for the Existing Premises, on May 31, 2007.

          2.     Landlord shall not be required to perform any work in the Expansion Space, and Tenant accepts the Expansion Space in an "as is" condition. However, Landlord shall reimburse Tenant for the cost of new kitchen cabinetry and casework, up to a maximum reimbursement amount of Five Thousand Dollars ($5,000.00). Tenant shall provide Landlord with evidence of the cost to Tenant for such work, and Landlord shall provide such payment to Tenant within thirty (30) days after Tenant's request therefor.

          3.     Commencing on the Expansion Commencement Date, and continuing to and including September 30, 2006, base rent for the Expansion Space in the amount of Fifty Thousand Two Hundred Eighty Three Dollars ($50,283.00) per annum, payable in twelve (12) equal monthly installments of Four Thousand One Hundred ninety and 25/100 Dollars ($4,190.25), shall be added to the base rent payable for the Existing Premises pursuant to the provisions contained in Article 2 of the Lease; and for the period from October 1, 2006, to and including May 31, 2007, base rent for the Expansion Space in the amount of Fifty One Thousand Seven Hundred Ninety One and 49/100 Dollars ($51,791.49) per annum, payable in twelve (12) equal monthly installments of Four Thousand Three Hundred Fifteen and 96/100 Dollars ($4,315.96), shall be added to the base rent payable for the Existing Premises pursuant to the provisions contained in Article 2 of the Lease.

          4.     As of the Effective Date, the following provisions contained in the Lease shall be null and void and of no further force or effect: (i) Tenant's right to terminate the Lease contained in the second paragraph of Section 1.1.; and (ii) the Option to Expand contained in Section 19.21.

          5.     The parties agree that upon execution and delivery of this Amendment, Tenant shall pay to Landlord the amount of $4,315.96 as an additional Security Deposit, for a total Security Deposit of $19,103.21, which shall be held by Landlord pursuant to the terms of the Lease, as amended herein.

          6.     As of the Expansion Commencement Date, Tenant's pro rata share referred to in Section 11.3 of the Lease shall be increased to 31.23%.

          7.     Tenant warrants that it has not had any dealings with any realtor, broker or agent in connection with the negotiation of this Amendment with the exception of Colliers International and Cornish and Carey Commercial and agrees that Landlord has no obligation to pay any commission with respect thereto with the exception of Colliers International and Cornish and Carey Commercial. Tenant holds Landlord harmless from any cost, expense or liability for any compensation, commissions or charges claimed by any realtor, broker, or agent with respect to this Amendment and/or the negotiation thereof.

          8.     It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same. If there is any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions contained in this Amendment shall control.

          9.     This Amendment shall be construed under the laws of the State of California. If any provision of this Amendment, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment shall not be affected thereby and each provision of this Amendment shall be valid and enforceable to the fullest extent permitted by law.

2

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove written.

TENANT:		LANDLORD
XTENT, INC., a Delaware corporation		125 CONSTITUTION ASSOCIATES, L.P., a California partnership
By:	/s/ Jeffry Grainger V.P Corporate Affairs	By:	BOHANNON DEVELOPMENT COMPANY, Managing Partner
By:	/s/ J. Casey McGlynn Secretary	By:	/s/ Scott Bohannon Senior Vice President
		By:	/s/ Illegible Secretary

3

N. 77°25'31" W. 466.99'
PARCEL 1
PARKING AND ACCOMODATION AREA
N. 16°00' E. 356.55'
PARKING AND ACCOMODATION AREA
S. 74° E. 4.00'
S. 16° W. 24.29'
S. 74° E. 77.50'
EXPANSION SPACE
AREA
5,587 RSF
N. 74° W. 10.50'
S. 16° W. 16.29'
N. 74° W. 71.00'
P.O.B. OF EXPANSION SPACE
STAIRWELL
MOST WESTERLY CORNER OF PARCEL 1
149.90'
S. 74°00' E. 466.50'
PARKING AND ACCOMODATION AREA
CONSTITUTION DRIVE

Bohannon Industrial Park, Menlo Park, California **BOHANNON DEVELOPMENT COMPANY** 60 31st AVENUE SAN MATEO, CA 94403 T: (650) 345.8222 F: (650) 573.5457	TENANT: **XTENT INC.** SCALE: 1" = 60'-0"	ADDRESS: 125 CONSTITUTION DRIVE (SECOND FLOOR, EXPANSION) DATE: OCTOBER 18, 2005	X EXHIBIT

EXHIBIT "A"
BOHANNON INDUSTRIAL PARK
DESCRIPTION OF DEMISED PREMISES FOR
"XTENT"
125 Constitution Drive
Menlo Park, California

        All that certain real property situated in the City of Menlo Park, County of San Mateo, State of California, described as follows:

First Floor:

        Commencing at a point in the northerly line of Constitution Drive, said point being the most westerly corner of Parcel 1, as shown on Parcel Map filed November 16, 1969 in Volume 8 of Parcel Maps at Page 50, Records of San Mateo County, State of California, from which corner the point of beginning of demised premises bears South 74° 00' East 368.40 Feet and North 16° 00' East 36.42 Feet. Thence from said point of beginning

North	74° 00'	West	26.42 Feet,	Thence
South	16° 00'	West	16.42 Feet,	Thence
North	74° 00'	West	55.08 Feet,	Thence
North	16° 00'	East	180.00 Feet,	Thence
South	74° 00'	East	81.50 Feet,	Thence
South	16° 00'	West	163.58 Feet
to the point of beginning.

Together with Tenant's pro rata share of the foyer and interior common areas, a total of approximately 14,551 square feet.

Second Floor:

        Commencing at a point in the northerly line of Constitution Drive, said point being the most westerly corner of Parcel 1, as shown on Parcel Map filed November 16, 1969 in Volume 8 of Parcel Maps at Page 50, Records of San Mateo County, State of California, from which corner the point of beginning of demised premises bears South 74° 00' East 368.40 Feet and North 16° 00' East 36.25 Feet. Thence from said point of beginning

North	74° 00'	West	10.50 Feet,	Thence
South	16° 00'	West	16.25 Feet,	Thence
North	74° 00'	West	71.00 Feet,	Thence
North	16° 00'	East	92.25 Feet,	Thence
South	74° 00'	East	04.00 Feet,	Thence
South	16° 00'	West	24.25 Feet	Thence
South	74° 00'	East	77.50 Feet,	Thence
South	16° 00'	West	51.75 Feet
to the point of beginning.

Together with Tenant's pro rata share of the foyer and interior common areas, a total of approximately 5,587 square feet.

Totaling approximately 20.138 rentable square feet.

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LEASE TABLE OF CONTENTS
BUSINESS PARK LEASE
ARTICLE 1—Premises and Term
ARTICLE 2—Rent
ARTICLE 3—Landlord's Work—Tenant's Work
EXHIBIT "A" BOHANNON INDUSTRIAL PARK DESCRIPTION OF DEMISED PREMISES FOR "XTENT"
EXHIBIT "X" BOHANNON INDUSTRIAL PARK DESCRIPTION OF EXPANSION SPACE
AMENDMENT TO LEASE
WITNESSETH
EXHIBIT "A" BOHANNON INDUSTRIAL PARK DESCRIPTION OF DEMISED PREMISES FOR "XTENT" 125 Constitution Drive Menlo Park, California